Exhibit 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PARTNERSHIP’S PROSPECTUS SUPPLEMENT DATED MAY 27, 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO, LLC, THE INFORMATION AGENT.

Eagle Rock Energy Partners, L.P.

Formed under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Common Units and Warrants

of Eagle Rock Energy Partners, L.P.

Subscription Price:    $2.50

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JUNE 30, 2010, UNLESS EXTENDED BY THE PARTNERSHIP

CUSIP 26985R112

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase (i) one common unit of Eagle Rock Energy Partners, L.P., a Delaware limited partnership, and (ii) one warrant to purchase a common unit ((i) and (ii) together, a “Unit”), at a subscription price of $2.50 (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Eagle Rock Energy Partners, L.P. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.  If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege  (the “Excess Units”), any Rights holder may subscribe for an additional number of Excess Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).  The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit in accordance with the “Instructions as to Use of Eagle Rock Energy Partners, L.P. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of Eagle Rock Energy Partners, L.P.’s duly authorized officers.

Dated:

Chief Executive Officer And Principal Executive Officer	Senior Vice President, General Counsel and Secretary

COUNTERSIGNED AND REGISTERED:
AMERICA STOCK TRANSFER & TRUST COMPANY, LLC
	(New York, N.Y.)	TRANSFER AGENT
AND REGISTRAR

By:
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand: American Stock Transfer & Trust Company, LLC Operation Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	If delivering by mail or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Units (each Unit consisting of one common unit and one warrant) pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.  To subscribe for Units pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below.  To the extent you subscribe for more Units than you are entitled under the Basic Subscription Right, you will be deemed to have elected to purchase the maximum number of Units for which you are entitled to subscribe under the Basic Subscription Right.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for Units	x $ 2.50	= $
(no. of new Units)	(subscription price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you wish to subscribe for additional Units pursuant to your Over-Subscription Right:

I apply for Units	x $ 2.50	= $
(no. of new Units)	(subscription price)	(amount enclosed)

NOTE: ANY PRORATION FOR OVER-SUBSCRIPTION RIGHTS WILL BE CALCULATED BASED ONLY ON THE NUMBER OF BASIC SUBSCRIPTION RIGHTS EXERCISED HEREIN AND WILL NOT INCLUDE ANY OTHER BASIC SUBSCRIPTION RIGHTS EXERCISED BY SUCH HOLDER

(c) Total Amount of Payment Enclosed   =   $

METHOD OF PAYMENT (CHECK ONE)

☐            Check or bank draft payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent, FBO Eagle Rock Energy Partners, L.P.”

☐            Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Eagle Rock Energy Partners, L.P., with reference to the rights holder’s name.

FORM  2-TRANSFER  TO  DESIGNATED  TRANSFEREE

To transfer your Rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received                              of the Rights represented by this Subscription Rights Certificate are assigned to:

Social Security #

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the common units and warrants underlying your subscription rights a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights, to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF EAGLE ROCK ENERGY PARTNERS, L.P. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW & CO., LLC, THE INFORMATION AGENT, AT (800) 607-0088.